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                                                                    EXHIBIT 4.14

                      THIS CERTIFICATE IS NOT TRANSFERABLE
                        EXCEPT IN ACCORDANCE WITH SECTION
                           5.10 OF THE TRUST AGREEMENT


CERTIFICATE NUMBER C-1                   NUMBER OF COMMON SECURITIES: [________]


                    CERTIFICATE EVIDENCING COMMON SECURITIES

                                       OF

                       AMERICAN COIN MERCHANDISING TRUST I

                                COMMON SECURITIES
                  (LIQUIDATION AMOUNT $10 PER COMMON SECURITY)


         AMERICAN COIN MERCHANDISING TRUST I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that American Coin Merchandising, Inc. (the "Holder") is the registered owner of ___ ______________________________________ ([______]) common securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the Common Securities (liquidation amount $10 per Common Security) (the "Common Securities"). EXCEPT IN ACCORDANCE WITH SECTION 5.10 OF THE TRUST AGREEMENT (AS DEFINED BELOW), THE COMMON SECURITIES ARE NOT TRANSFERABLE AND ANY ATTEMPTED TRANSFER HEREOF SHALL BE VOID. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of _______, 1998, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.


         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

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         IN WITNESS WHEREOF, an Administrative Trustee (as defined in the Trust
Agreement) of the Trust has executed this certificate this ____ day of _______, 1998.



                                            AMERICAN COIN MERCHANDISING TRUST I


                                            By:
                                               --------------------------------
                                               Name:    Jerome M. Lapin
                                               Title:   Administrative Trustee



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